UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2009

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Officer

On May 3, 2009, Eric E. Parsons, Chairman and CEO, notified us of his decision to retire as an officer and employee effective as of July 1, 2009. Mr. Parsons will continue to serve as Chairman of the Board of Directors of StanCorp Financial Group and Standard Insurance Company.

In connection with service as non-executive Chairman, the Organization & Compensation Committee of the Board of Directors approved an annual chair retainer fee of $25,000 effective July 1, 2009 for Mr. Parsons’ service in the new role. As a non-employee member of the Board of Directors, Mr. Parsons will also be eligible for committee meeting fees and the annual stock and stock option grants applicable to all directors as disclosed in the Company’s annual proxy statement. Mr. Parsons will receive additional director compensation in the form of a transition fee of $200,000 for his services over the next year.

Appointment of Officer

On May 3, 2009, the Board of Directors of StanCorp Financial Group, Inc. (“StanCorp”) appointed J. Gregory Ness as President and Chief Executive Officer of StanCorp. Prior to his promotion, Mr. Ness served as President and Chief Operating Officer since September 2008, and previously served as Senior Vice President, Insurance Services Group of Standard Insurance Company from 2006 to 2008. From 2004 to 2006, he was Senior Vice President, Group Insurance Division, and from 1999 to 2004, he was Senior Vice President, Investments. Mr. Ness is 52 years old.

In connection with his promotion, on May 3, 2009, the Organization & Compensation Committee of the Board of Directors of StanCorp Financial Group, Inc. approved the following changes to the compensation of Mr. Ness based on his assumption of the role of Chief Executive Officer:

•	New base salary of $650,000 effective July 1, 2009.

•

A grant of options to purchase shares of StanCorp common stock to approximate grant date fair value of $120,000. The exercise price and number of options granted will be based on the closing market price of StanCorp common stock at the end of the day, May 4, 2009, through the use of the Black-Scholes option pricing model. These options will vest in four equal installments on the first four anniversaries of the grant date and are exercisable over 10 years.

Mr. Ness was also appointed to the Board of Directors of StanCorp and Standard Insurance Company effective May 4, 2009.

A copy of the press release announcing Mr. Parson’s retirement and Mr. Ness’s appointment is attached hereto as exhibit 99.1 and furnished herewith.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	StanCorp Financial Group, Inc. press release dated May 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.

Dated: May 4, 2009	/s/ Floyd F. Chadee
Floyd F. Chadee
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

* 99.1	StanCorp Financial Group, Inc. press release dated May 4, 2009

*	Furnished herewith